SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report
(Date of earliest event reported) September 26, 2001
                               ---------------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------














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ITEM 5. OTHER EVENTS

     On September 26, 2001, Fitch, Inc. issued a news release placing the 'A' senior debt and 'F1' commercial paper ratings of General Motors Corporation (GM) and our financial services subsidiary, General Motors Acceptance Corp. (GMAC), on Rating Watch Negative. The release is as follows:

      Fitch-NY-September 26, 2001: Fitch places the 'A' senior debt and 'F1' commercial paper ratings of General Motors Corporation (GM) and it's financial services subsidiary, General Motors Acceptance Corp. (GMAC), on Rating Watch Negative (see below for all entities). This rating action reflects the impact on GM of over-capacity and heightened competition in the auto industry, namely, eroding market share, increasing levels of incentives and declining profitability. These factors have produced a decline in GM's liquidity position, a trend that is likely to persist under the continuing decline in economic conditions. GM has also been unable to reverse losses in its overseas operations, where industry over-capacity continues to impair industry profitability.

      Although North American industry sales are on a pace to produce the third best year on record, volumes have been supported by a continuing upward trend in incentives. This trend has been exacerbated by the decline in economic conditions and increased incentive activity following the events of Sept. 11. Although well-received product offerings have allowed GM to maintain market shares in key SUV product lines, intense competition, particularly from non-U.S. brands, have meaningfully eroded profitability in product segments where GM's profits have recently been concentrated.

      These factors have resulted in declining cash generation and have weakened the company's liquidity position. Deteriorating economic conditions are likely to result in continuing erosion of the company's cash position well into next year. Over the intermediate term, GM will need to address unprofitable international operations, excess production capacity (in light of global over-capacity) and certain marginal auto product lines in order to confront intense global competitive conditions that will be augmented by any potential down cycle, and to reverse unfavorable credit trends.

      Given its association with its parent company, GMAC's ratings are also placed on Rating Watch Negative. The auto lending business has benefited in 2001 from the effects of declining interest rates, Fitch anticipates that margins for this business will come under pressure as a result of higher credit-related expenses and a shift in its funding profile away from short-term unsecured financing sources. Core profitability at GMAC Mortgage has been more volatile given the nature of the mortgage banking industry, and Fitch believes that future profitability could be negatively impacted by a downturn in the economy. On a risk-adjusted basis, Fitch had considered GMAC to be undercapitalized at the current rating level, although the parent company has been taking actions to improve this position over the past 18 months.




                                      - 2 -


      Ratings Placed On Rating Watch Negative:

      General Motors Corporation
      --Senior debt 'A';
      --Commercial paper 'F1'.

      General Motors Acceptance Corp.
      --Senior debt 'A';
      --Commercial paper 'F1';
      --Euro commercial paper 'F1'.

      General Motors Acceptance Corp. of Canada, Ltd.

      GMAC, Australia (Finance) Ltd.
      --Senior debt 'A'.

      General Motors Acceptance Corp. (U.K.) plc

      Opel Bank GmbH
      --Euro commercial paper 'F1'.

      GMAC International Finance B.V.
      --Euro medium-term notes 'A';
      --Euro commercial paper 'F1'.

      GMAC Commercial Mortgage Bank, (Ireland), plc
      --Euro commercial paper 'F1';
      --Short-term certificates of deposit 'F1'.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    September 26, 2001
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                                       By
                                            /s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)











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